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                                                                       Exhibit 3

                                  ANACOMP, INC.
                             15378 AVENUE OF SCIENCE
                               SAN DIEGO, CA 92128

                                January 31, 2003

Mr. Michael E. Tennenbaum
Tennenbaum & Co. LLC
11100 Santa Monica Boulevard, Suite 210
Los Angeles, CA  90025

         RE:      AGREEMENT REGARDING BOARD SLATE

Dear Michael:

         I am pleased that Anacomp and Special Value Bond Fund II have reached agreement on the candidates to be nominated for election to the Anacomp Board of Directors at our upcoming 2003 annual meeting of stockholders. I am attaching as Annex A to this letter the terms of that agreement. When Annex A has been signed by you, our agreement will be complete.

         I look forward to working with you on the Board and I'm confident you and all the other candidates will make a valuable contribution to our deliberations in the coming year.

                                                      Sincerely,

                                                      /s/ Edward P. Smoot

                                                      Edward P. Smoot
                                                      Chairman of the Board


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                                                                         ANNEX A

                  AGREEMENT REGARDING BOARD SLATE ("AGREEMENT")
                          DATED AS OF JANUARY 31, 2003

PARTIES           (1) The Company (as defined below).

                  (2) The SVBFII Parties (as defined below).

DEFINITIONS       "Parties" means the Company and the SVBFII Parties.

                  "Company" means Anacomp, Inc., an Indiana corporation.

                  "SVBFII Parties" means (1) SVBFII, (2) SVIM/MSMII, LLC, SVBFII's managing member, (3) Tennenbaum & Co., LLC, the managing member of SVIM/MSMII, LLC, and (4) MT.

                  "SVBFII" means Special Value Bond Fund II, LLC, a Delaware limited liability company.

                  "MT" means Mr. Michael E. Tennenbaum, an individual who is the managing member of Tennenbaum & Co., LLC.

                  "Company Board" means the Company's Board of Directors.

                  "2003 Annual Meeting" means the 2003 annual meeting of the Company's Stockholders, as adjourned or postponed from time to time.

                  "SVBFII Nomination" means the notice dated December 27, 2002 from SVBFII to the Company, as supplemented on the same date, nominating the SVBFII Nominees.

                  "SVBFII Nominees" means the seven individuals nominated for election to the Company Board at the 2003 Annual Meeting in the SVBFII Nomination.

                  "SVBFII Shares" means all shares of the Company's Class A common stock that SVBFII has the power to vote (or caused to be voted) at the 2003 Annual Meeting.

                  "Board Nominees" means each of the following individuals, who has been nominated by the Company Board for election at the 2003 Annual Meeting: Ralph B. Bunje, Jeffrey R. Cramer, Gary
                  J. Fernandes, Fred G. Jager, David E. Orr, MT and Edward P. Smoot.

                  "SEC" means the United States Securities and Exchange Commission.


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                  "Proceeding" means any claim, action, suit, arbitration,
                  investigation, hearing or other proceeding in which the SVBFII Parties are involved as a party or otherwise by reason of this Agreement or any of the matters contemplated hereby.

REGARDING THE     1. SVBFII hereby irrevocably withdraws the SVBFII Nomination.
SVBFII NOMINATION

                  2. The SVBFII Parties shall forthwith discontinue all efforts to cause the election of the SVBFII Nominees to the Company Board at the 2003 Annual Meeting, subject to 3 below.

                  3. SVBFII shall cause all SVBFII Shares to be voted in favor of the election of all Board Nominees at the 2003 Annual Meeting.

REGARDING THE     1. The Company represents and warrants to the SVBFII Parties
BOARD NOMINEES    that (1) the Company has taken all action necessary to cause
AND MT AS A       each of the Board Nominees to become a nominee of the Company
BOARD NOMINEE     Board for election to the Company Board at the 2003 Annual
                  Meeting, and (2) each of the Board Nominees other than MT has consented to stand for election as a Board Nominee at the 2003
                  Annual Meeting and to serve on the Company Board if elected.

                  2. MT hereby confirms his consent to stand for election as a Board Nominee at the 2003 Annual Meeting and to serve as a member of the Company Board if elected.

                  3. The Company hereby agrees to nominate the Board Nominees for election to the Company Board at the 2003 Annual Meeting, and agrees not to take any action inconsistent therewith.

                  4. In the event any Board Nominee becomes unable or unwilling to serve as a member of the Company Board before the vote is taken at the 2003 Annual Meeting, the Parties shall select a replacement nominee who shall be mutually acceptable to the Parties.

                  5. In addition to the information that MT has provided to the Company in connection with his nomination and this Agreement, MT shall provide to the Company such additional information as the Company may from time to time reasonably request for inclusion in any materials to be disseminated by the Company in connection with the 2003 Annual Meeting or otherwise in order for the Company to comply with its disclosure requirements under the federal securities laws.

                  6. If he is elected and chooses to serve, MT will serve as a member of the Company Board for the same term as all other Board Nominees elected to the Company Board at the 2003 Annual Meeting, which term shall expire as provided in Section 2.1 of the Company's Amended and Restated Bylaws.

                  7. For so long as MT serves as a member of the Company Board, he shall have all the same legal rights and obligations as the other members of the Company Board in respect of his service under the


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                  law of the jurisdiction of incorporation of the Company, and under the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as such jurisdiction of incorporation and/or documents may be changed from time to time.

                  8. The Company shall advance all reasonable fees and expenses (including reasonable attorneys' fees and costs) incurred by the SVBFII Parties (or reasonably expected by the SVBFII Parties to be incurred) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. The statement(s) shall be accompanied by reasonable documentation or other reasonable explanation supporting such advances.

                  9. The SVBFII Parties shall reimburse the Company for all fees and expenses advanced under Section 8 above within ten (10) days after any final judicial determination (as to which all rights of appeal have been exhausted or lapsed) that they acted wrongfully in connection with this Agreement or any of the matters contemplated hereby.

REGARDING         1. Any amendment relating to this Agreement that is made by
ANNOUNCEMENTS     the SVBFII Parties to their Schedule 13D filed with the SEC in connection with the SVBFII Shares shall be subject to the reasonable approval of the Company.

                  2. Any SEC filing relating to this Agreement that is made by the Company shall be subject to the reasonable approval of the SVBFII Parties.

                  3. None of the Parties shall make any public statement (including any filing with the SEC or any governmental agency) regarding this Agreement or any event occurring prior to the date hereof that is inconsistent with this Agreement or that is critical of the prior actions of any other Party.

MISCELLANEOUS     1. This Agreement constitutes the entire agreement of the
PROVISIONS        Parties with respect to its subject matter and supersedes any and all prior agreements or understandings, whether written or oral, between or among them with regard to such subject matter.

                  2. This Agreement may be amended only by a written agreement duly executed by the parties.

                  3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California including its conflict of law principles.

                  4. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.


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                  5. This Agreement shall be binding upon, and inure to the
                  benefit of, the respective successors and permitted assigns of the Parties.

                  6. This Agreement shall confer no rights or benefits upon any person (natural or juridical) other than the Parties.

                  7. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall together constitute a single instrument.

EXECUTION         This Agreement has been executed by each of the Parties as of the date written above.


ANACOMP, INC.                                SPECIAL VALUE BOND FUND II, LLC

                                             By:  SVIM/MSMII, LLC
By: /s/ Edward P. Smoot                      Its:  Managing Member
    ------------------------------
     Edward P. Smoot
     Chairman of the Board                   SVIM/MSMII, LLC
                                             By:  Tennenbaum & Co., LLC
                                             Its:  Managing Member

                                             TENNENBAUM & CO., LLC

                                             Each of the above by:

                                             /s/ Michael E. Tennenbaum
                                             -----------------------------
                                             Name:  Michael E. Tennenbaum
                                             Its:  Managing Member

                                             MICHAEL E. TENNENBAUM

                                             /s/ Michael E. Tennenbaum
                                             -----------------------------



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